Exhibit 99.1

Analog Devices Reports Second Quarter 2016 Results

Revenue in the April quarter increases 1% sequentially to $779 million; ADI returns $344 million to shareholders

NORWOOD, Mass.--(BUSINESS WIRE)--May 18, 2016--Analog Devices, Inc. (NASDAQ: ADI), today announced financial results for its second quarter of fiscal year 2016 which ended April 30, 2016.

“The breadth and diversity of ADI’s business model was evident in our results this quarter, with broad-based strength across our business to business (B2B) markets of industrial, automotive, and communications infrastructure more-than-offsetting a weak consumer market,” said Vincent Roche, President and CEO. “In addition, we repurchased $214 million of our shares in response to stock price volatility, which enabled a third consecutive quarter of share count reduction.”

“Looking ahead, stable order flows in the B2B markets lead us to plan for a largely seasonal third quarter in these markets, and for sequential revenue growth to resume in the consumer market. Importantly for ADI, we expect our B2B markets, in the aggregate, to grow in the mid-to-high single digits on a year-over-year basis in the third quarter.”

ADI also announced that the Board of Directors has declared a cash dividend of $0.42 per outstanding share of common stock. The dividend will be paid on June 7, 2016 to all shareholders of record at the close of business on May 27, 2016.

Results for the Second Quarter of Fiscal Year 2016

  Revenue totaled $779 million, up 1% sequentially, and down 5% year-over-year
  Revenue in ADI’s B2B markets of industrial, automotive, and communications infrastructure totaled $699 million, up 9% sequentially, and down 2% year-over-year
  GAAP gross margin of 65.6% of revenue; Non-GAAP gross margin of 65.8% of revenue
  GAAP operating margin of 26.6% of revenue; Non-GAAP operating margin of 30.8% of revenue
  GAAP diluted EPS of $0.55; Non-GAAP diluted EPS of $0.64

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the second quarter of fiscal year 2016, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market is provided on Schedule D.

Outlook for the Third Quarter of Fiscal Year 2016
The following statements are based on current expectations, and as indicated, are presented on a GAAP and non-GAAP basis. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenue	$800 million to $840 million	-	$800 million to $840 million
Gross Margin	stable sequentially	$1.5 million (1)	stable sequentially
Operating Expenses	slightly up sequentially	$17.5 million (1)	slightly up sequentially
Interest & Other Expense	$13.0 million	-	$13.0 million
Tax Rate	approx. 13.5%	-	approx. 12.5%
Earnings per Share	$0.60 to $0.68	$0.06 (2)	$0.66 to $0.74

1. Reflects estimated adjustments for amortization of purchased intangible assets and depreciation of step up value on purchased fixed assets.

2. Represents estimated impact of expenses associated with non-GAAP adjustments on a per share basis.

Conference Call Scheduled for Today, Wednesday, May 18, 2016 at 10:00 am ET

ADI will host a conference call to discuss second quarter fiscal 2016 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 80870358, or by visiting investor.analog.com.

Non-GAAP Financial Information
This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedule E of this press release provides the reconciliation of the Company’s historical non-GAAP revenue and earnings measures to its GAAP measures.

Management uses non-GAAP measures to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also believes that the presentation of these non-GAAP items is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business.

The following items are excluded from our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Expenses: Expenses incurred in the first and second quarters of fiscal 2016 as well as the second quarter of fiscal 2015 as a result of the Hittite acquisition primarily include: expense associated with the fair value adjustments to inventory and property, plant and equipment; and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Transaction Costs: Costs incurred as a result of the Hittite acquisition in the second quarter of fiscal 2015 including legal, accounting and other professional fees directly related to the Hittite acquisition. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Restructuring-Related Expenses: These expenses are incurred in connection with facility closures, consolidation of manufacturing facilities, severance, and other cost reduction efforts. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

The following item is excluded from our non-GAAP other expense and non-GAAP diluted earnings per share:

Loss on Extinguishment of Debt: In the first quarter of fiscal 2016, the Company redeemed its outstanding 3.0% senior unsecured notes due April 15, 2016. The Company recognized a net loss on debt extinguishment of approximately $3.3 million, which was comprised of a make-whole premium and the write off of unamortized debt issuance and discount costs. We excluded these costs from our non-GAAP measures because they are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP diluted earnings per share:

Tax-Related Items: In the first quarter of 2016, the Company recorded a $7.5 million tax benefit related to the reinstatement of the R&D tax credit in December 2015, retroactive to January 1, 2015. The Company also recorded tax adjustments in the first and second quarters of fiscal 2016 as well as the second quarter of fiscal 2015 associated with the Hittite acquisition-related expenses and transaction costs. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

Analog Devices believes that these non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices
Analog Devices designs and manufactures semiconductor products and solutions. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure and connect. Visit http://www.analog.com.

This release may be deemed to contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding expected revenue, earnings per share, gross margin, operating expenses, interest and other expense, tax rate, and other financial results, expected operating leverage, production and inventory levels, expected market trends, and expected customer demand and order rates for our products, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about our business and the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance, are inherently uncertain, involve certain risks, uncertainties, and assumptions that are difficult to predict, and do not give effect to the potential impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results include: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, our ability to successfully integrate acquired businesses and technologies, adverse results in litigation matters, and other risk factors described in our most recent filings with the Securities and Exchange Commission. Our results of operations for the periods presented in this release are not necessarily indicative of our operating results for any future periods. Any projections in this release are based on limited information currently available to Analog Devices, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, as we will only provide guidance at certain points during the year. Such information speaks only as of the original issuance date of this release.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, Second Quarter, Fiscal 2016

Schedule A
Revenue and Earnings Summary (Unaudited)
(In thousands, except per-share amounts)

	Three Months Ended
	2Q 16	1Q 16	2Q 15
	April 30, 2016	Jan. 30, 2016	May 2, 2015
Revenue	$778,766	$769,429	$821,019
Year-to-year change	(5)%	—%	18%
Quarter-to-quarter change	1%	(21)%	6%
Cost of sales (1)	267,863	292,136	276,197
Gross margin	510,903	477,293	544,822
Gross margin percentage	65.6%	62.0%	66.4%
Year-to-year change (basis points)	(80)	(320)	30
Quarter-to-quarter change (basis points)	360	(360)	120
Operating expenses:
R&D (1)	160,235	157,428	154,233
Selling, marketing and G&A (1)	112,186	107,462	117,371
Amortization of intangibles	17,419	17,358	24,210
Special charges	13,684	—	—
Total operating expenses	303,524	282,248	295,814
Total operating expenses percentage	39.0%	36.7%	36.0%
Year-to-year change (basis points)	300	(160)	170
Quarter-to-quarter change (basis points)	230	(1,780)	(230)
Operating income	207,379	195,045	249,008
Operating income percentage	26.6%	25.3%	30.3%
Year-to-year change (basis points)	(370)	(160)	(140)
Quarter-to-quarter change (basis points)	130	1,420	340
Other expense	12,469	12,868	3,819
Income before income tax	194,910	182,177	245,189
Provision for income taxes	24,337	17,673	39,851
Tax rate percentage	12.5%	9.7%	16.3%
Net income	$170,573	$164,504	$205,338

Shares used for EPS - basic	308,790	311,166	312,660
Shares used for EPS - diluted	312,250	314,793	317,047

Earnings per share - basic	$0.55	$0.53	$0.66
Earnings per share - diluted	$0.55	$0.52	$0.65

Dividends paid per share	$0.42	$0.40	$0.40

(1) Includes stock-based compensation expense as follows:
Cost of sales	$1,986	$2,092	$2,207
R&D	$6,646	$6,704	$6,416
Selling, marketing and G&A	$7,327	$6,813	$7,478

Analog Devices, Second Quarter, Fiscal 2016

Schedule B
Selected Balance Sheet Information (Unaudited)
(In thousands)

	2Q 16	1Q 16	2Q 15
	April 30, 2016	Jan. 30, 2016	May 2, 2015
Cash & short-term investments	$3,754,081	$3,789,468	$3,074,778
Accounts receivable, net	398,979	375,087	408,510
Inventories (1)	399,459	404,852	394,494
Other current assets	75,355	74,727	167,979
Total current assets	4,627,874	4,644,134	4,045,761
PP&E, net	626,162	633,362	629,665
Investments	50,680	46,321	39,687
Goodwill	1,639,165	1,631,233	1,643,614
Intangible assets, net	548,374	564,839	621,277
Other	78,037	78,192	64,591
Total assets	$7,570,292	$7,598,081	$7,044,595

Deferred income on shipments to distributors, net	$317,290	$298,272	$295,428
Other current liabilities	367,310	295,833	398,127
Debt, current	—	—	374,147
Long-term debt	1,731,336	1,730,948	495,036
Non-current liabilities	280,655	278,166	517,649
Shareholders' equity	4,873,701	4,994,862	4,964,208
Total liabilities & equity	$7,570,292	$7,598,081	$7,044,595

(1) Includes $2,719, $2,853, and $3,066 related to stock-based compensation in 2Q16, 1Q16, and 2Q15, respectively.

Analog Devices, Second Quarter, Fiscal 2016

Schedule C
Cash Flow Statement (Unaudited)
(In thousands)

	Three Months Ended
	2Q 16	1Q 16	2Q 15
	April 30, 2016	Jan. 30, 2016	May 2, 2015
Cash flows from operating activities:
Net Income	$170,573	$164,504	$205,338
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	33,483	33,209	32,036
Amortization of intangibles	18,440	18,347	25,154
Stock-based compensation expense	15,959	15,609	16,101
Loss on extinguishment of debt	—	3,290	—
Other non-cash activity	500	744	1,832
Excess tax benefit - stock options	(3,212)	(986)	(11,142)
Deferred income taxes	539	(7,717)	(6,481)
Changes in operating assets and liabilities	83,921	(7,295)	81,193
Total adjustments	149,630	55,201	138,693
Net cash provided by operating activities	320,203	219,705	344,031
Percent of revenue	41.1%	28.6%	41.9%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	(1,939,750)	(1,632,014)	(1,661,176)
Maturities of short-term available-for-sale investments	1,522,688	1,409,538	1,154,412
Sales of short-term available-for-sale investments	102,316	47,950	291,900
Additions to property, plant and equipment	(25,517)	(23,128)	(49,229)
Payments for acquisitions, net of cash acquired	(2,203)	—	—
Change in other assets	(2,746)	(6,711)	(4,468)
Net cash used for investing activities	(345,212)	(204,365)	(268,561)

Cash flows from financing activities:
Payments of senior unsecured notes	—	(378,156)	—
Payments of derivative instruments	—	(33,430)	—
Proceeds from debt	—	1,235,331	—
Dividend payments to shareholders	(129,925)	(124,658)	(124,882)
Repurchase of common stock	(213,650)	(131,977)	(24,275)
Proceeds from employee stock plans	16,480	6,229	52,090
Excess tax benefit - stock options	3,212	986	11,142
Change in other financing activities	(2,786)	(2,544)	(3,563)
Net cash (used for) provided by financing activities	(326,669)	571,781	(89,488)
Effect of exchange rate changes on cash	898	(1,032)	32

Net (decrease) increase in cash and cash equivalents	(350,780)	586,089	(13,986)
Cash and cash equivalents at beginning of period	1,470,442	884,353	650,202
Cash and cash equivalents at end of period	$1,119,662	$1,470,442	$636,216

Analog Devices, Second Quarter, Fiscal 2016

Schedule D
Revenue Trends by End Market (Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	April 30, 2016				Jan. 30, 2016	May 2, 2015
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$385,287	49%	11%	(1)%	$348,347	$390,051
Automotive	138,031	18%	9%	(1)%	126,516	139,757
Consumer	80,038	10%	(37)%	(27)%	126,428	110,059
Communications	175,410	23%	4%	(3)%	168,138	181,152
Total Revenue	$778,766	100%	1%	(5)%	$769,429	$821,019

Analog Devices, Second Quarter, Fiscal 2016

Schedule E
Reconciliation from GAAP to Non-GAAP Revenue and Earnings Measures (In thousands, except per-share amounts)
(Unaudited)
See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	2Q 16	1Q 16	2Q 15
	April 30, 2016	Jan. 30, 2016	May 2, 2015

GAAP Gross Margin	$510,903	$477,293	$544,822
Gross Margin Percentage	65.6%	62.0%	66.4%
Acquisition-Related Expenses	1,476	1,445	1,520
Non-GAAP Gross Margin	$512,379	$478,738	$546,342
Gross Margin Percentage	65.8%	62.2%	66.5%

GAAP Operating Expenses	$303,524	$282,248	$295,814
Percent of Revenue	39.0%	36.7%	36.0%
Acquisition-Related Expenses	(17,517)	(17,457)	(24,435)
Acquisition-Related Transaction Costs	—	—	(1,820)
Restructuring-Related Expense	(13,684)	—	—
Non-GAAP Operating Expenses	$272,323	$264,791	$269,559
Percent of Revenue	35.0%	34.4%	32.8%

GAAP Operating Income/Margin	$207,379	$195,045	$249,008
Percent of Revenue	26.6%	25.3%	30.3%
Acquisition-Related Expenses	18,993	18,902	25,955
Acquisition-Related Transaction Costs	—	—	1,820
Restructuring-Related Expense	13,684	—	—
Non-GAAP Operating Income/Margin	$240,056	$213,947	$276,783
Percent of Revenue	30.8%	27.8%	33.7%

GAAP Other Expense (Income)	$12,469	$12,868	$3,819
Percent of Revenue	1.6%	1.7%	0.5%
Loss on Extinguishment of Debt	—	(3,289)	—
Non-GAAP Other Expense	$12,469	$9,579	$3,819
Percent of Revenue	1.6%	1.2%	0.5%

GAAP Diluted EPS	$0.55	$0.52	$0.65
Acquisition-Related Expenses	0.06	0.06	0.08
Acquisition-Related Transaction Costs	—	—	0.01
Acquisition-Related Tax Impact	—	—	(0.01)
Restructuring-Related Expense	0.04	—	—
Loss on Extinguishment of Debt	—	0.01	—
Impact of the Reinstatement of the R&D Tax Credit	—	(0.02)	—
Non-GAAP Diluted EPS (1)	$0.64	$0.56	$0.73

(1) The sum of the individual per share amounts may not equal the total due to rounding

Analog Devices, Second Quarter, Fiscal 2016

Schedule F
SUPPLEMENTAL CASH FLOW MEASURES (Unaudited)
(In thousands)

	Three Months Ended
	2Q 16	1Q 16	2Q 15
	April 30, 2016	Jan. 30, 2016	May 2, 2015
Net cash provided by operating activities	$320,203	$219,705	$344,031
Capital expenditures	(25,517)	(23,128)	(49,229)
Free cash flow	$294,686	$196,577	$294,802

% of revenue	37.8%	25.5%	35.9%

CONTACT:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282 (phone)
781-461-3491 (fax)
Treasurer and Director of Investor Relations
investor.relations@analog.com